UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 18, 2015

PARSLEY ENERGY, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36463	46-4314192
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

303 Colorado Street, Suite 3000

Austin, Texas 78701

(Address of Principal Executive Offices)

(Zip Code)

(737) 704-2300

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Underwriting Agreement

On September 18, 2015, Parsley Energy, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Goldman, Sachs & Co., as representative (the “Representative”) of the several underwriters named therein (the “Underwriters”), in connection with an underwritten public offering of 13,000,000 shares of Class A common stock (the “Shares”). The Company expects the net proceeds from the offering to be approximately $188.6 million, after deducting estimated fees and expenses. Net proceeds from the offering are expected to be used to repay borrowings outstanding under the Company’s revolving credit facility and to fund a portion of its capital program, which may include acquisitions. The issuance and sale of the Shares has been registered under the Securities Act of 1933 (the “Securities Act”) pursuant to an automatic shelf registration statement on Form S-3 (Registration No. 333-204766) of the Company, filed with and deemed automatically effective by the Securities and Exchange Commission on June 5, 2015. Closing of the issuance and sale of the Shares is scheduled for September 23, 2015. A legal opinion relating to the validity of the Shares is filed herewith as Exhibit 5.1.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company and customary conditions to closing, obligations of the parties and termination provisions. Additionally, the Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the Underwriters may be required to make because of any of those liabilities. Furthermore, the Company has agreed with the Underwriters not to offer or sell any shares of its Class A common stock (or securities convertible into or exchangeable for Class A common stock), subject to limited exceptions, for a period of 45 days after the date of the Underwriting Agreement without the prior written consent of the Representative.

Certain of the Underwriters or their affiliates have from time to time provided investment banking, commercial banking and financial advisory services to the Company, for which they have received customary compensation. The Underwriters and their affiliates may provide similar services in the future. In addition, from time to time, the Underwriters and their affiliates may effect transactions for their own account or the account of customers, and hold on behalf of themselves or their customers, long or short positions in the Company’s debt or equity securities or loans, and may do so in the future.

The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to such Underwriting Agreement, a copy of which is filed herewith as Exhibit 1.1 and is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On September 18, 2015, the Company issued a news release announcing that it has priced an underwritten public offering of 13,000,000 shares of its Class A common stock. The Company has granted the Underwriters a 30-day option to purchase up to an additional 1,950,000 shares of the Company’s Class A common stock. A copy of the news release is attached hereto as Exhibit 99.1.

The information in this Item 7.01 (including the exhibit) shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and is not incorporated by reference into any filing under the Securities Act, or the Exchange Act.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

1.1	Underwriting Agreement dated September 18, 2015, by and between Parsley Energy, Inc. and Goldman, Sachs & Co., as representative of the several underwriters named therein.

5.1	Opinion of Vinson & Elkins L.L.P.

23.1	Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1).

99.1	News Release, dated September 18, 2015, titled “Parsley Energy Announces Pricing of Class A Common Stock Offering.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARSLEY ENERGY, INC.

Date: September 18, 2015	By:	/s/ Colin W. Roberts
	Name:	Colin W. Roberts
	Title:	Vice President—General Counsel

EXHIBIT INDEX

Exhibit Number	Description

1.1	Underwriting Agreement dated September 18, 2015, by and between Parsley Energy, Inc. and Goldman, Sachs & Co., as representative of the several underwriters named therein.

5.1	Opinion of Vinson & Elkins L.L.P.

23.1	Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1).

99.1	News Release, dated September 18, 2015, titled “Parsley Energy Announces Pricing of Class A Common Stock Offering.”